OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

CERTIFICATE OF MERGER

WHEREAS,

MYSON, INC.

a corporation organized under the laws of the State of OKLAHOMA, has filed in the office of the Secretary of State duly authenticated evidence of a merger whereby said corporation is the survivor, as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, *the undersigned Secretary of State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such merger.*

IN TESTIMONY WHEREOF, *I have hereunto set my hand and caused to be affixed the Great Seal of the State of Oklahoma.*

Filed in the City of Oklahoma City this 12th day of April, 2023, .

Secretary Of State

FILED - Oklahoma Secretary of State 04/12/2023

04/12/2023 09:45 AM
OKLAHOMA SECRETARY OF STATE
SOS
59409800002

ATE OF MERGER OR CONSOLIDATION

TO: OKLAHOMA SECRETARY OF STATE
421 N.W. 13th, Suite 210
Oklahoma City, Oklahoma 73103
(405) 522-2520

SPECIAL INSTRUCTIONS: Submit this form to file a merger or consolidation pursuant to the Oklahoma General Corporation Act. **Please consult this Act carefully.** Use this form ONLY when one or more corporations, incorporated under the laws of a jurisdiction other than Oklahoma merge with one or more Oklahoma corporations and the surviving or resulting corporation is an **OKLAHOMA** corporation.

FILING FEE: **IF** the authorized capital of the surviving or resulting corporation is increased to a figure greater than the combined authorized capital of all corporations involved plus $50,000.00, the filing fee shall be equal to one-tenth of one percent (1/10th of 1%) of such increase. **IF** the surviving corporation is a **NOT FOR PROFIT** corporation, the filing fee shall be $25.00.

A. The Agreement of Merger or Consolidation, **ATTACHED HERETO**, has been adopted, approved, certified, executed, and acknowledged by each of the constituent corporations in accordance with the laws under which it is formed, and, in the case of an Oklahoma corporation, in the same manner as is provided in Title 18, Section 1081.

OR

B. In lieu of filing an executed agreement of merger or consolidation, the surviving or resulting corporation hereby states and certifies as follows:

1. The name and state of incorporation of each of the constituent corporations are:

NAME OF CORPORATION	STATE OF INCORPORATION
Myson, Inc.	Oklahoma
Megamile Capital, Inc.	Illinois

2. An agreement of merger or consolidation (circle one) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 1082 of the Oklahoma General Corporation Act. In the case of each foreign corporation, the agreement shall be adopted, approved, executed and acknowledged in accordance with the laws under which it is organized.

3. The name of the surviving or resulting corporation is:

Myson, Inc.

RECEIVED
APR 12 2023
OKLAHOMA SECRETARY OF STATE

4. Check the statement applicable to the merger or consolidation:

No amendments or changes are desired so that the certificate of incorporation of the surviving corporation shall be its certificate of incorporation.

Any amendments or changes in the certificate of incorporation of the surviving corporation as are desired to be effected by the terms of the merger are set out in an **attachment hereto.**

The certificate of incorporation of the corporation resulting from the consolidation is set forth in an **attachment hereto.**

5. The executed agreement of merger or consolidation is on file at the principal place of business of the surviving corporation at the following address:

STREET ADDRESS	CITY	STATE	ZIP CODE
1141 W. Randolph Street, Suite 200	Chicago	Illinois	60607

6. A copy of the agreement of merger or consolidation will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

7. The authorized capital stock of each constituent corporation which is not a corporation of this state:

NAME OF CORPORATION	NO. OF SHARES AUTHORIZED	PAR VALUE PER SHARE
Megamile Capital, Inc.	1,000	$.001

IN WITNESS WHEREOF, the surviving or resulting corporation has caused this certificate of merger or consolidation to be executed by its President or Vice President and attested by its Secretary or Assistant Secretary this 11th day of April, 2023.

Rushi Shah (Apr 11, 2023 13:01 CDT)

By its ____________ President

Rushi Shah

Please Print Name

ATTEST:

Rushi Shah (Apr 11, 2023 13:01 CDT)

By its ____________ Secretary

Rushi Shah

Please Print Name

(SOS FORM 0024-12/01)